UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2006
Date of Report (Date of earliest event reported)

CLYVIA INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50930	98-0415276
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1480 Gulf Road, #204
Point Roberts, WA	98281
(Zip Code)

(360) 306-0230
Registrant's telephone number, including area code

Suite 900, 555 Burrard Street
Vancouver, BC V7X 1M8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATION

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 10, 2006, Clyvia Inc. (“we”, “our”, “us”, or “Clyvia”), through its German-based subsidiary, Clyvia Technology GmbH (“Clyvia Technology”), entered into a purchase agreement (the “Purchase Agreement”) to acquire from Stadtentwicklungsgesellschaft der Stadt Wegberg mbH (the Urban Development Company for the City of Wegberg, Ltd.) (the “Vendor”) 50.52 acres of unimproved land (the “Property”) located in Wegberg, Germany. The Property is being used by us for the construction of our pilot production facility (the “Facility”) and will include laboratory and production facilities.

The total purchase price for the Property, exclusive of taxes and other transaction costs, is 112,050 EUR (approximately $133,340 US) (the “Purchase Price”). We made an initial payment of 40,000 EUR (approximately $47,600 US) upon execution of the Purchase Agreement. The remaining 72,050 EUR (approximately $85,740 US) is due and payable without interest within 10 days following notification to us that:

1.	the Vendor has obtained the necessary authorizations required for the execution of the Purchase Agreement and the sale of the Property;

2.	the Municipality of Wegberg has declared that its statutory right of first refusal does not apply, or that it will not exercise it; and

3.

discharges and releases for the two mortgages (the “Mortgages”) registered against the Property have been received, or that the Mortgages will be discharged upon the payment of a sum of money, the amount of which is not to be greater than the remainder of the purchase price payable.

If we fail to pay the remaining amount within the period specified, the amount outstanding will bear interest at an annual rate equal to 8 percentage points above the applicable prime interest rate.

The Property is to be used by us for the express purpose of constructing and operating the Facility, and we are required to complete construction within two years from the date possession of the Property has been transferred to us. If we fail to complete construction within that time, the Vendor may reacquire the Property by paying to us the full amount of the Purchase Price, plus any costs of the building construction and local assessments paid by us. If the value of the Property has increased as a result of any projects or work completed by us, the Vendor will also be required to compensate us for that increased value, up to a maximum equal to the amount paid by us for such projects or work.

Pursuant to the terms of the Purchase Agreement, we may not sell the Property for a period of two years from the date of execution without the prior approval of the Vendor.

With the permission of the Vendor, construction began on the Facility in December, 2005.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Purchase Agreement dated January 10, 2006 between Stadtentwicklungsgesellschaft der Stadt Wegberg mbH and Clyvia Technology GmbH (translated from German).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLYVIA INC.

Date: February 20, 2006	By:	/s/ Walter P.W. Notter

	Title:	WALTER P.W. NOTTER
Chief Executive Officer, President, Chief Financial
Officer and Treasurer